================================================================================

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

    PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT
                                    OF 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

     Check the appropriate box:
[ ]  Preliminary Proxy Statement           [ ]  Confidential, for Use of the
[x]  Definitive Proxy Statement                 Commission Only (as Permitted
[ ]  Definitive Additional Materials            by Rule 14a-6(e)(2))
[ ]  Soliciting Material pursuant to
[ ]  Rule 14a-11(c) or Rule 14a-12


                                 GLOWPOINT, INC.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
________________________________________________________________________________

     (2)  Aggregate number of securities to which transaction applies:
________________________________________________________________________________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
_______________________________________________________________________________

     (4) Proposed maximum aggregate value of transaction:
________________________________________________________________________________

     (5) Total fee paid:
________________________________________________________________________________

[ ]  Fee paid previously with preliminary materials:
________________________________________________________________________________

[ ]  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
________________________________________________________________________________

     (2) Form, Schedule or Registration Statement No.:
________________________________________________________________________________

     (3) Filing Party:
________________________________________________________________________________

     (4) Date Filed:
________________________________________________________________________________

                                 GLOWPOINT, INC.
                                 225 LONG AVENUE
                           HILLSIDE, NEW JERSEY 07205

                                 April 27, 2004

Dear Stockholder:

     We are pleased to invite you to the 2004 annual meeting of stockholders of Glowpoint, Inc., which will be held at 9:00 a.m. local time, on May 27, 2004, at the Holiday Inn, 304 Route 22 West, Springfield, New Jersey 07081.

     At the meeting, you will be asked to elect two Class II Directors to our board of directors to serve a three-year term each and to ratify the appointment of BDO Seidman, LLP as our independent auditors for fiscal year 2004.

     The enclosed notice and proxy statement contain complete information about the matters to be considered at the annual meeting. We are also enclosing our annual report on Form 10-K for 2003.

     We hope you will be able to attend the meeting in person. Whether or not you expect to attend, we urge you to complete, date, sign and return the proxy card in the enclosed envelope or submit your proxy by telephone or over the Internet, so that your shares will be represented and voted at the meeting.

                                   Sincerely,

                                   /s/ David C. Trachtenberg

                                   David C. Trachtenberg
                                   Chief Executive Officer and President

                                 GLOWPOINT, INC.
                                 225 LONG AVENUE
                           HILLSIDE, NEW JERSEY 07205

                NOTICE OF THE 2004 ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 27, 2004


     The annual meeting of stockholders of Glowpoint, Inc. will be held at 9:00 a.m. local time on May 27, 2004, at the Holiday Inn, 304 Route 22 West, Springfield, New Jersey 07081, for the following purposes:

     1. To elect two Class II Directors to the board of directors to serve a three-year term each;

     2. To ratify the appointment of BDO Seidman, LLP as our independent auditors for fiscal 2004; and

     3.   To transact other business as may properly come before the meeting.

     Stockholders of record of our common stock as of the close of business on April 16, 2004 are entitled to attend and vote at the annual meeting or any adjournment or postponement thereof.

                                     Glowpoint, Inc.

                                     /s/ David C. Trachtenberg

                                     David C. Trachtenberg
                                     Chief Executive Officer and President

April 27, 2004

WE URGE YOU TO COMPLETE, SIGN, DATE AND RETURN PROMPTLY THE ACCOMPANYING PROXY CARD OR TO VOTE BY TELEPHONE OR OVER THE INTERNET.

                                TABLE OF CONTENTS

                                                                                              Page
PROXY STATEMENT                                                                                1
    Record Date; Quorum                                                                        1
    Voting Procedures                                                                          1
    Solicitation and Revocation                                                                1
    Stockholder Proposals                                                                      2

QUESTIONS AND ANSWERS ABOUT THE 2004 ANNUAL MEETING                                            2

FORWARD LOOKING STATEMENTS

PROPOSAL NO. 1 - ELECTION OF DIRECTORS                                                         4
      Biographies                                                                              4
      Required Vote and Board Recommendation                                                   5
      Board of Directors, Board Committees and Meetings                                        6
      Contacting the Board of Directors                                                        8

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS                                        9

EXECUTIVE COMPENSATION AND OTHER MATTERS                                                       11
    Executive Compensation                                                                     11
    Option Grants in 2003                                                                      12
    Aggregated Option Exercises In Fiscal 2003 And Fiscal Year-End Option Values               12
    Director Compensation                                                                      12
    Employment Agreements                                                                      12

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION                                 13
    Scope of the Committee's Work                                                              13
    Executive Compensation Philosophy and Policies                                             13
    Executive Compensation                                                                     14
    Internal Revenue Code Section 162(m) Limitation                                            15
    Compensation Committee Interlocks and Insider Participation                                15

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                                                 15

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT                                    16
    Section 16(a) Beneficial Ownership Reporting Compliance                                    17

EQUITY COMPENSATION PLAN INFORMATION                                                           18

PROPOSAL NO. 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS                           19
    General                                                                                    19
    Audit Fees                                                                                 19
    Audit-Related Fees                                                                         19
    Tax Fees                                                                                   19
    All Other Fees                                                                             19
    Required Vote and Board Recommendation                                                     19

STOCK PERFORMANCE GRAPH                                                                        20

                                 GLOWPOINT, INC.
                                 225 LONG AVENUE
                           HILLSIDE, NEW JERSEY 07205

                                 PROXY STATEMENT
                   FOR THE 2004 ANNUAL MEETING OF STOCKHOLDERS

     The board of directors of Glowpoint, Inc. (referred to throughout this proxy statement as "Glowpoint" or "we" or "our") is soliciting proxies for our 2004 annual meeting of stockholders or any adjournment or postponement thereof. The annual meeting will be held at 9:00 a.m. local time on May 27, 2004, at the Holiday Inn, 304 Route 22 West, Springfield, New Jersey 07081. This proxy statement, the accompanying proxy card and our Annual Report on Form 10-K for 2003 are first being mailed to stockholders on or about April 27, 2004.

     At the annual meeting, stockholders will be asked to consider and vote on
(1) the election of two directors each to serve a three-year term as a Class II Director; and (2) the ratification of the appointment of BDO Seidman, LLP as our independent auditors for the fiscal year ending December 31, 2004. At the annual meeting, stockholders may also be asked to consider and take action with respect to other matters that properly come before the meeting. We have not received notice of other matters that may properly be presented for voting at the annual meeting.

RECORD DATE; QUORUM

     Only holders of record of our common stock at the close of business on April 16, 2004 are entitled to vote at the annual meeting. As of the record date, approximately 37,189,583 shares of common stock were issued and outstanding, each of which entitles its holder to cast one vote on each matter to be presented at the annual meeting. A quorum is present at the annual meeting if a majority of shares of common stock issued and outstanding and entitled to vote on the record date are represented in person or by proxy. If a quorum is not present, the annual meeting may be adjourned from time to time until a quorum is obtained.

VOTING PROCEDURES

     The shares represented by the proxies received, properly dated and executed and not revoked will be voted at the annual meeting in accordance with the instructions of the stockholders. Properly executed proxies that do not contain voting instructions will be voted (1) FOR each of the nominees named below for election as directors, and (2) FOR ratification of BDO Seidman, LLP as our independent auditors for the fiscal year ending December 31, 2004, and with respect to other matters that may come before the annual meeting, at the discretion of the proxy holders.

     Abstentions and broker "non-votes" will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. An abstention is the voluntary act of not voting by a stockholder who is present at a meeting and entitled to vote. Abstentions are counted as a "no" vote for any proposals submitted to stockholders for a vote, excluding the election of directors. A broker "non-vote" occurs when a broker nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary power for that particular item and has not received instructions from the beneficial owner. A broker "non-vote" will be treated as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. A plurality of the votes duly cast is required for the election of directors. This means that the two nominees receiving the highest number of affirmative votes will be elected. Abstentions and broker "non-votes" are not counted for purposes of the election of directors.

     Stockholders have the option to vote over the Internet or by telephone. If you have Internet access, WE ENCOURAGE YOU TO RECORD YOUR VOTE ON THE INTERNET. It is convenient, and it saves significant postage and processing costs. In addition, when you vote via the Internet or by phone prior to the meeting date, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and therefore not be counted.

SOLICITATION AND REVOCATION

     After you have submitted a proxy, you may change your vote at any time before the proxy is exercised by submitting a notice of revocation or a proxy bearing a later date. Regardless of whether you voted using a traditional proxy card, over the Internet or by telephone, you may use any of those three methods to change your vote. You may change your vote either by submitting a proxy card prior to the date of the annual meeting or by voting again prior to the time at which the Internet and telephone voting facilities close by following the procedures applicable to those methods of voting. In each event, the later submitted vote will be recorded and the earlier vote revoked. You may also revoke a proxy by voting in person at the annual meeting. Your attendance at the annual meeting will not by itself constitute revocation of a proxy.

     We will bear the cost of the solicitation of proxies from our stockholders, including the cost of preparing, assembling and mailing the proxy solicitation materials. In addition to solicitation by mail, our directors, officers and employees may solicit proxies from stockholders by telephone or other electronic means or in person, but any such person will not be specifically compensated for such services. We will cause brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of stock held of record by such persons. We will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in doing so. We have engaged American Stock Transfer and Trust Company to aid in the distribution of the proxy materials and will reimburse the related reasonable out-of-pocket expenses.

STOCKHOLDER PROPOSALS

     Any stockholder who intends to present a proposal at the 2005 Annual Meeting of Stockholders must deliver the proposal to the Corporate Secretary, Glowpoint, Inc., 225 Long Avenue, Hillside, New Jersey 07205, no later than December 28, 2004 if such proposal is to be considered for inclusion in our proxy materials for that meeting.

     In addition, our by-laws provide that, in order for a stockholder to propose business for consideration at an annual meeting of stockholders, the stockholder must give written notice to our Corporate Secretary at our principal executive offices not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided however, that in the event the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date the annual meeting was made, whichever occurs first.

               QUESTIONS AND ANSWERS ABOUT THE 2004 ANNUAL MEETING

Q: WHAT IS THE PROPOSAL RELATING TO THE ELECTION OF DIRECTORS THAT I WILL BE VOTING ON AT THE ANNUAL MEETING?

A: You will be asked to consider and vote upon a proposal to elect the following individuals to the board of directors: Michael Toporek and David Trachtenberg.

Q: WHAT IS THE PROPOSAL RELATING TO THE RATIFICATION OF THE AUDIT COMMITTEE'S APPOINTMENT OF INDEPENDENT ACCOUNTANTS THAT I WILL BE VOTING ON AT THE ANNUAL MEETING?

A: You will be voting to ratify the audit committee's appointment of BDO Seidman, LLP, independent accountants, as our independent auditors for the fiscal year ending December 31, 2004.

Q: WHO IS SOLICITING MY PROXY?

A: Your board of directors.

Q: HOW DOES THE BOARD RECOMMEND THAT I VOTE ON THE MATTERS PROPOSED?

A: Your board unanimously recommends that stockholders vote "FOR" each of the proposals submitted at the annual meeting.

Q: WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

A: Only holders of record of our common stock as of the close of business on April 16, 2004 will be entitled to notice of and to vote at the annual meeting.

Q: WHEN AND WHERE IS THE ANNUAL MEETING?

A: The annual meeting of our stockholders will be held at 9:00 a.m. local time, on Thursday, May 27, 2004, at the Holiday Inn, 304 Route 22 West, Springfield, New Jersey 07081.

Q: WHERE CAN I VOTE MY SHARES?

A: You can vote your shares where indicated by the instructions set forth on the proxy card, including by Internet or by telephone, or you can attend and vote your shares in person at the annual meeting.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A: Your broker may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters, and will not be counted in determining the number of shares necessary for approval. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares.

Q: MAY I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A: Yes. Just send in a written revocation or a later dated, signed proxy card before the annual meeting or vote again by telephone or over the Internet, or simply attend the annual meeting and vote in person. Simply attending the annual meeting, however, will not revoke your proxy; you must vote at the annual meeting.

Q: WHAT DO I NEED TO DO NOW?

A: Please vote your shares as soon as possible so that your shares may be represented at the annual meeting. You may vote by signing and dating your proxy card and mailing it in the enclosed return envelope or by telephone or over the Internet, or you may vote in person at the annual meeting.

Q: WHOM SHOULD I CALL IF I HAVE QUESTIONS?

A: If you have questions about any of the proposals on which you are voting, you may call Christopher Zigmont, our Chief Financial Officer, at 1-603-898-0800.

                                PROPOSAL NO. 1 -
                              ELECTION OF DIRECTORS

     Our directors are divided into three classes. The number of directors is determined from time to time by our board of directors. A single class of directors is elected each year at the annual meeting of stockholders. Each director elected at an annual meeting will serve for a term ending at the third annual meeting of stockholders after his or her election and until his or her successor is elected and duly qualified. Leo Flotron resigned his position as a Class II Director as of September 23, 2003 and David Trachtenberg was appointed to fill the vacancy created by his resignation. Michael Sternberg resigned his position as a Class I director as of November 3, 2003 and Karen Basian was appointed to fill the vacancy created by his resignation.

     The directors to be elected at the Annual Meeting are Class II Directors and are to serve until the 2007 annual meeting or until their respective successors are duly elected and qualified. The nominees who will stand for election are Michael Toporek and David Trachtenberg, both of whom are currently members of our board of directors. The two nominees receiving the highest number of affirmative votes will be elected as Class II Directors. In the event any nominee is unable or unwilling to serve as a nominee, the board of directors may select a substitute nominee. If a substitute nominee is selected, proxies will be voted in favor of such nominee. Our board of directors has no reason to believe that either of Messrs. Toporek or Trachtenberg will be unable or unwilling to serve as a nominee or as a director if elected.

     The following table sets forth information with respect to our current directors, director nominees and executive officers.

NAME                                                       AGE        POSITION WITH COMPANY
----                                                       ---        ---------------------
Director Nominees

Michael Toporek(1)(2)(3)                                   39         Director
David Trachtenberg                                         41         Chief Executive Officer, President and
                                                                      Director

Other Directors
Richard Reiss                                              47         Chairman
Karen Basian(1)(2)                                         42         Director
Dean Hiltzik(2)(3)                                         50         Director
Lewis Jaffe                                                47         Director
James Kuster(1)(3)                                         45         Director

Non-Director Executive Officers
Christopher Zigmont                                        42         Chief Financial Officer and Executive
                                                                      Vice President, Finance
Michael Brandofino                                         39         Chief Technology Officer and Executive
                                                                      Vice President

----------
(1)  Member of the Audit Committee.
(2)  Member of the Compensation Committee.
(3)  Member of the Nominating Committee.

BIOGRAPHIES

     Class II Director Nominees

     DAVID C. TRACHTENBERG, CHIEF EXECUTIVE OFFICER, PRESIDENT AND DIRECTOR. Mr. Trachtenberg was named our Chief Executive Officer and President and a member of our board of directors in October 2003. Mr. Trachtenberg served as President and Chief Marketing Officer of StarBand Communications from August 2000 to September 2002. Starband filed a Chapter 11 bankruptcy petition in May 2002 and emerged from Chapter 11 in November 2003. Before Starband, he was President and Chief Operating Officer at Prodigy Communications Corporation from December 1998 to June 2000. Prior thereto, Mr. Trachtenberg spent nine years at MCI. Mr. Trachtenberg holds an M.B.A. from the Wharton School of Business, and an M.A. in International Affairs from the University of Pennsylvania and a B.A. from Tufts University. Mr. Trachtenberg currently serves on the Board of Governors of the Lauder Institute at the University of Pennsylvania.

     MICHAEL TOPOREK, DIRECTOR. Mr. Toporek has been a member of our board of directors since July 2002. He is presently the Managing General Partner of Brookstone Partners, a private equity firm. From August 2000 to May 2002,

Mr. Toporek was a Director at SG Cowen Corporation, providing investment banking and mergers and acquisitions advice to technology companies. From September 1996 to August 2000, Mr. Toporek was an investment banker at Dillon Read & Co. and its successor entity, UBS Warburg, providing investment banking and mergers and acquisitions advice to industrial companies.

REQUIRED VOTE AND BOARD RECOMMENDATION

     Directors must be elected by a plurality of the shares of our common stock present at the annual meeting in person or by proxy entitled to vote. The two nominees for director receiving the highest number of affirmative votes will be elected as directors. Votes withheld from any nominee are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under Delaware law. Stockholders do not have the right to cumulate their votes in the election of directors. The board of directors recommends that the stockholders vote for the election of each nominee for director named above.

     DIRECTORS WHOSE TERMS OF OFFICE CONTINUE AFTER THE ANNUAL MEETING

     RICHARD REISS, CHAIRMAN OF THE BOARD OF DIRECTORS. Mr. Reiss has been our Chairman of the Board of Directors since May 2000 and served as our Chief Executive Officer from May 2000 to October 2003. Mr. Reiss served as our President from May 2000 to April 2002. Mr. Reiss served as Chairman of the Board of Directors, President and Chief Executive Officer of All Communications Corporation (ACC) from ACC's formation in 1991 until the formation of Glowpoint's predecessor pursuant to the merger of ACC and View Tech, Inc. (VTI) in May 2000.

     KAREN BASIAN, DIRECTOR. Ms. Basian has been a member of our board of directors since November 2003. Ms. Basian is currently President of KB Capital Management Strategy and Financial Consulting, a consulting and financial advisory firm. Prior thereto, Ms. Basian served as Chief Financial Officer and Senior Vice President, Corporate Services for 724 Solutions Inc., from February 1999 to November 2002. Between 1994 and 1999, Ms. Basian served in various positions at Frito-Lay, including as Chief Financial Officer and Vice President, Finance for Canada. Ms. Basian received a B.A. from the University of Western Ontario, a C.A. from the Canadian Institute of Chartered Accountants and an M.B.A. from IMD, Lausanne, Switzerland.

     DEAN HILTZIK, DIRECTOR. Mr. Hiltzik has been a member of our board of directors since May 2000. From September 1999 until May 2000, Mr. Hiltzik was a member of ACC's board of directors. Mr. Hiltzik, a certified public accountant, is a partner and director of the securities practice at Schneider & Associates LLP, which he joined in 1979. Schneider provides tax and consulting services to Glowpoint. Mr. Hiltzik received a B.A. from Columbia University and an M.B.A. in Accounting from Hofstra University.

     JAMES KUSTER, DIRECTOR. Mr. Kuster has been a member of our board of directors since June 2001, when he joined in connection with our acquisition of GeoVideo Networks, Inc. Mr. Kuster has been Managing Director of the investment banking and private equity firm Crest Advisors, LLC since October 1999. From March 1999 to September 1999, Mr. Kuster served as Vice President for Corporate Development of Reciprocal, Inc. Mr. Kuster was Managing Director of the media and telecommunications group of Chase Securities, where he worked from 1986 until 1999. Mr. Kuster received his M.B.A. degree from the Fuqua School of Business of Duke University and holds a B.A. from Davidson College. He also serves on the Board of Directors of Loudeye Corp. Inc. (Nasdaq: LOUD).

     LEWIS JAFFE, DIRECTOR. Mr. Jaffe has been a member of our board of directors since September 2001 and served as our President from April 2002 until August 2002. Since August 2003, Mr. Jaffe has been self employed. From July 2002 to July 2003, Mr. Jaffe was an independent consultant to us. From June 2000 to March 2002, Mr. Jaffe served as President and Chief Operating Officer of PictureTel Corporation. From September 1998 to June 2000, Mr. Jaffe was a managing director in the Boston office of Arthur Andersen LLP in the global finance practice. From January 1997 to March 1998, Mr. Jaffe was the President of C Systems, LLC, a designer and manufacturer of mobile military shelters, housing, communication, radar and missile launch systems. Mr. Jaffe completed an executive M.B.A. program at Stanford University and holds a B.S. degree from LaSalle University. He also serves on the Board of Directors of Media 100 Inc. (Nasdaq: MDEA).

     EXECUTIVE OFFICERS

     The following individuals are our executive officers but are not directors or nominees for director:

     CHRISTOPHER ZIGMONT, CHIEF FINANCIAL OFFICER AND EXECUTIVE VICE PRESIDENT, FINANCE. Mr. Zigmont has been our Chief Financial Officer since May 2000 and is also our Executive Vice President, Finance. From June 1999 until May

2000, Mr. Zigmont served as VTI's Chief Financial Officer. From March 1990 to May 1999, Mr. Zigmont held various positions at BankBoston Corporation, most recently as Director of Finance. Prior to joining BankBoston Corporation, Mr. Zigmont was a Senior Audit Manager with the accounting and auditing firm of KPMG Peat Marwick. He received a B.S. degree in Business Administration with a double major in Accounting/Finance from Boston University.

     MICHAEL BRANDOFINO, EXECUTIVE VICE PRESIDENT AND CHIEF TECHNOLOGY OFFICER. Mr. Brandofino has served as our Executive Vice President and Chief Technology Officer since October 2000. From 1988 to September 2000, Mr. Brandofino held several positions at Johns Brook Co., Inc., a technology consulting company, most recently in the position of President. Mr. Brandofino holds a B.S. degree in Management Information Systems from Pace University.

BOARD OF DIRECTORS, BOARD COMMITTEES AND MEETINGS

     Corporate governance is typically defined as the system that allocates duties and authority among a company's stockholders, board of directors and management. The stockholders elect the board and vote on extraordinary matters; the board is the company's governing body, responsible for hiring, overseeing and evaluating management, particularly the chief executive officer; and management runs the company's day-to-day operations. The primary responsibilities of the board of directors are oversight, counseling and direction to our management in the long-term interests of us and our stockholders. Our board of directors currently consists of seven directors as described in "Proposal No. 1: Election of Directors." The current board members and nominees for election include four independent directors and two current members and one former member of our senior management.

     Our board of directors met twelve times during the year ended December 31, 2003. During this period, each of the directors attended or participated in more than 75% of the aggregate of (i) the total number of meetings of the board of directors held during the period for which he or she was a director and (ii) the total number of meetings of committees of the board on which he or she served, held during the period for which he or she served. The board has an audit committee, a compensation committee and a nominating committee.

     As a general matter, board members are expected to attend our annual meetings. Four members of our then current board of directors attended our 2003 annual meeting of stockholders. Messrs. Jaffe and Toporek were unable to attend due to scheduling conflicts and Mr. Flotron did not attend because he intended to resign from the board shortly after the meeting.

     "Independent" Directors. Each of our directors other than Messrs. Reiss, Trachtenberg and Jaffe qualify as "independent" in accordance with the published listing requirements of Nasdaq. The Nasdaq independence definition includes a series of objective tests, such as that the director is not an employee of the company and has not engaged in various types of business dealings with the company. In addition, as further required by the Nasdaq rules, the board has made a subjective determination as to each independent director that no relationship exist which, in the opinion of the board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the directors reviewed and discussed information provided by the directors and the company with regard to each director's business and personal activities as they may relate to Glowpoint and Glowpoint's management.

     In addition, as required by Nasdaq rules, the members of the audit committee each qualify as "independent" under special standards established by the Securities and Exchange Commission (the "SEC") for members of audit committees. The audit committee is also required to have at least one independent member who is determined by the board to meet the qualifications of an "audit committee financial expert" in accordance with SEC rules, including that the person meets the relevant definition of an "independent director." Each member of the audit committee has been determined to be an audit committee financial expert. Stockholders should understand that this designation is a disclosure requirement of the SEC related to these directors' experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon these directors any duties, obligations or liability that are greater than are generally imposed on them as a member of the audit committee and the board, and their designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the audit committee or the board.

     AUDIT COMMITTEE

     We currently have an audit committee consisting of Karen Basian, James Kuster and Michael Toporek. Ms. Basian is the chairperson of the audit committee. The audit committee consults and meets with our auditors and chief financial officer and accounting personnel, reviews potential conflict of interest situations where appropriate, and reports and makes recommendations to the full board of directors regarding such matters. The audit committee met three times during the year ended December 31, 2003.

     COMPENSATION COMMITTEE

     We currently have a compensation committee consisting of Karen Basian, Dean Hiltzik and Michael Toporek. James Kuster resigned from the compensation committee as of March 25, 2004 and Mr. Hiltzik was appointed as his replacement. Each member of the compensation committee meets the independence requirements of Nasdaq. The compensation committee is responsible for supervising our executive compensation policies, reviewing officers' salaries, approving significant changes in employee benefits and recommending to the board of directors such other forms of remuneration as it deems appropriate. The compensation committee met two times during the year ended December 31, 2003.

     NOMINATING COMMITTEE

     We currently have a nominating committee consisting of Dean Hiltzik, James Kuster and Michael Toporek. Each member of the nominating committee meets the independence requirements of Nasdaq. The nominating committee is responsible for assessing the performance of our board of directors and making recommendations to our board regarding nominees for the board. The nominating committee was formed in February 2004. Prior to the formation of the committee, its functions were performed by the board of directors. The nominating committee operates under a written nominating committee charter, which is attached hereto as Appendix A.

     The nominating committee considers qualified candidates to serve as a member of our board of directors suggested by our stockholders. Stockholders can suggest qualified candidates for director by writing to our Corporate Secretary at 225 Long Avenue, Hillside, New Jersey 07205. Stockholder submissions that are received in accordance with our by-laws and that meet the criteria outlined in the nominating committee charter are forwarded to the members of the nominating committee for review. Stockholder submissions must include the following information:

     o A statement that the writer is our stockholder and is proposing a candidate for our board of directors for consideration by the nominating committee;

     o    The name of and contact information for the candidate;

     o    A statement of the candidate's business and educational experience;

     o Information regarding each of the factors set forth in the nominating committee charter sufficient to enable the nominating committee to evaluate the candidate;

     o A statement detailing any relationship between the candidate and any of our customers, suppliers or competitors;

     o Detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

     o A statement that the candidate is willing to be considered and willing to serve as our director if nominated and elected.

     In considering potential new directors and officers, the nominating committee will review individuals from various disciplines and backgrounds. Among the qualifications to be considered in the selection of candidates are broad experience in business, finance or administration; familiarity with national and international business matters; familiarity with our industry; and prominence and reputation. The nominating committee will also consider whether the individual has the time available to devote to the work of our board of directors and one or more of its committees.

     The nominating committee will also review the activities and associations of each candidate to ensure that there is no legal impediment, conflict of interest, or other consideration that might hinder or prevent service on our board of directors. In making its selection, the nominating committee will bear in mind that the foremost responsibility of a director of a corporation is to represent the interests of the stockholders as a whole. The nominating committee will periodically review and reassess the adequacy of its charter and propose any changes to the board of directors for approval.

     STOCK OPTION COMMITTEE

     We dissolved our stock option committee in November 2003. The stock option committee did not meet during the year ended December 31, 2003.

DIRECTOR COMPENSATION

     Directors who are not our executive officers or employees receive a director's fee of a cash payment of $2,000 and options to purchase 1,000 shares of common stock for each board meeting attended, a cash payment of $1,000 and 500 shares of common stock for each committee meeting attended, whether in person or by telephone, and a cash payment of $5,000 and options to purchase 4,000 shares of common stock for attendance at the annual meeting of stockholders. Each chairperson of a standing committee of our board of directors receives a cash payment of $1,000 per year, paid following each annual meeting of our stockholders.

     Each director who is independent in accordance with the published listing requirements of Nasdaq receives a one-time grant of 80,000 restricted shares of our common stock. The restricted shares have an exercise price equal to the closing price of our common stock on the Nasdaq National Market on the date of grant. 20,000 shares vest on the date of grant and 20,000 shares vest on each of the first, second and third anniversaries of the date of grant, provided that, with respect to each scheduled vesting date, the director in question (i) attended at least 75% of the meetings of the board of directors held in the twelve months prior to the scheduled vesting date and (ii) remains independent under the Nasdaq listing standards prevailing on the scheduled vesting date. The restricted shares become fully vested and exercisable upon a change in control of our company.

CONTACTING THE BOARD OF DIRECTORS

     Any stockholder who desires to contact our board of directors, committees of the board of directors and individual directors may do so by writing to:

     Glowpoint, Inc.
     [Addressee*]
     225 Long Avenue
     Hillside, New Jersey 07205

     * Audit Committee of the Board of Directors
     * Compensation Committee of the Board of Directors
     * Nominating Committee of the Board of Directors
     * Name of individual directors

     These communications are sent by us directly to the specified addressee.

CODE OF BUSINESS CONDUCT AND ETHICS

     We have adopted a code of business conduct and ethics, which is designed to promote: honest and ethical conduct; full, fair, accurate, timely and understandable disclosure in our filings with the SEC and other public communications; compliance with applicable laws, rules and regulations; prompt internal reporting of violations of the code of business conduct and ethics; and accountability for adherence to the code of business conduct and ethics. The code of business conduct and ethics applies to our employees, officers and directors, including our principal executive officer, principal financial officer, principal accounting officer or controller. A copy of our code of business conduct and ethics is available at our website at www.glowpoint.com. You may request a copy of the code of business conduct and ethics, at no cost, by telephoning us at (973) 282-2000 or writing us at the following address:
Glowpoint, Inc., 225 Long Avenue, Hillside, New Jersey 07205, Attention:
Investor Relations. We may post amendments to or waivers of the provisions of the code of business conduct and ethics, if any, made with respect to our principal executive officer, principal financial officer, principal accounting officer or controller on that website. Please note, however, that the information contained on the website is not incorporated by reference in, or considered to be part of, this document.

             REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The audit committee is composed of three directors. Each member meets the current independence standards under the applicable SEC and Nasdaq rules. The audit committee operates under a written audit committee charter, which was filed with our proxy statement for the 2003 annual meeting of our stockholders.

     As described more fully in its charter, the purpose of the audit committee is to assist the board in its general oversight of Glowpoint's financial reporting, internal controls and audit functions. Management is responsible for the preparation, presentation and integrity of Glowpoint's financial statements; accounting and financial reporting principles; internal controls; and procedures designed to reasonably assure compliance with accounting standards, applicable laws and regulations. BDO Seidman, LLP, our independent auditing firm, is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards. In accordance with law, the audit committee has ultimate authority and responsibility to select, compensate, evaluate and, when appropriate, replace our independent auditors. The audit committee has the authority to engage its own outside advisers, including experts in particular areas of accounting, as it determines appropriate, apart from counsel or advisers hired by management.

     The audit committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditors, nor can the audit committee certify that the independent auditors are "independent" under applicable rules. The audit committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the audit committee's members in business, financial and accounting matters. Each member of the audit committee has been determined by the board to meet the qualifications of an "audit committee financial expert" in accordance with SEC rules. Stockholders should understand that this designation is an SEC disclosure requirement related to these directors' experience and understanding with respect to certain accounting and auditing matters. The designation does not impose on these directors any duties, obligations or liability that are greater than are generally imposed on them as a member of the audit committee and the board, and their designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the audit committee or the board.

     In accordance with law, the audit committee is responsible for establishing procedures for the receipt, retention and treatment of complaints received by Glowpoint regarding accounting, internal accounting controls or auditing matters, including the confidential, anonymous submission by Glowpoint employees, received through established procedures, of concerns regarding questionable accounting or auditing matters.

     Among other matters, the audit committee monitors the activities and performance of Glowpoint's external auditors, including the audit scope, external audit fees, auditor independence matters and the extent to which the independent auditors may be retained to perform non-audit services.

     In accordance with audit committee policy and the requirements of law, all services to be provided by BDO Seidman are pre-approved by the audit committee. Pre-approval includes audit services, audit-related services, tax services and other services. To avoid certain potential conflicts of interest, the law prohibits a publicly traded company from obtaining certain non-audit services from its auditing firm. We obtain these services from other service providers as needed.

     The audit committee has reviewed our audited financial statements and met and held discussions with management regarding the audited financial statements. Management has represented to the audit committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States.

     The audit committee has discussed with BDO Seidman, LLP, our independent auditors, the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees). These discussions have included a review as to the quality, not just the acceptability, of our accounting principles.

     Our independent auditors also provided to the audit committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), and the audit committee discussed with the independent auditors the auditors' independence from management and our company. The audit committee has also considered the compatibility of non-audit services with the auditors' independence.

     Based on the audit committee's discussion with management and the independent auditors, the audit committee's review of the audited financial statements, the representations of management and the report of the independent auditors to the audit committee, the audit committee recommended that the board of directors include the audited consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2003 filed with the SEC.

     Respectfully submitted,

Karen Basian
James Kuster
Michael Sternberg (member until November 3, 2003)
Michael Toporek

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

EXECUTIVE COMPENSATION

         The table below summarizes information concerning the compensation we paid during 2003 to our Chief Executive Officer and our four other most highly paid executive officers during that year (collectively, the "Named Executive Officers"), each of whom, other than Leo Flotron, is currently one of our named executive officers:

                                                                                                      LONG-TERM
                                                                                                    COMPENSATION
                                                           ANNUAL COMPENSATION                         AWARDS
                                                                --------                              --------
                                                                                       RESTRICTED
                                                                                         STOCK       SECURITIES      ALL OTHER
                                                                                         AWARDS      UNDERLYING     COMPENSATION
NAME AND PRINCIPAL POSITION                   YEAR      SALARY($)       BONUS ($)         ($)          OPTIONS          ($)
                                             ------     --------        --------        --------      --------        --------
David Trachtenberg, Chief Executive
Officer and President (October 15, 2003 to
present)                                      2003     $   64,212     $       --      $ 1,116,000(1)        --     $      2,969(2)
                                              2002     $      --      $       --                            --     $        --
                                              2001     $      --      $       --                            --     $        --
Richard Reiss, Chief Executive Officer
(January 1, 2003 to October 14, 2003) and
Chairman of the Board                         2003     $  359,492(3)  $    50,000     $        --           --     $        --
                                              2002     $  379,250     $    75,000(4)  $        --           --     $     5,764(6)
                                              2001     $  345,000     $   135,000     $        --    1,537,500(5)  $     5,764(6)
Leo Flotron, President and Chief Operating
Officer (January 1, 2003 to September 23,
2003)                                         2003     $  300,000     $       --      $        --           --     $        --
                                              2002     $  346,875     $       --      $        --      192,500(7)  $        --
                                              2001     $  325,000     $   193,935(8)  $        --      240,000     $        --
Christopher Zigmont, Chief Financial
Officer, Executive Vice President -
Finance (January 1, 2003 to present) and
Secretary (February 1, 2003 to present)       2003     $  190,000     $    50,000     $        --       50,000     $        --
                                              2002     $  188,654     $        --     $        --       50,500     $        --
                                              2001     $  175,000     $        --     $        --      190,000     $        --
Michael Brandofino, Chief Technology
Officer and Executive Vice President          2003     $  194,694     $    35,000     $        --      100,000     $        --
                                              2002     $  183,938     $        --     $        --       64,875     $        --
                                              2001     $  165,000     $    25,000(9)  $        --      100,000     $        --

-------------
(1) Reflects 360,000 restricted shares valued at $3.10 per share vesting in three equal installments over the life of Mr. Trachtenberg's employment agreement.
(2) Reflects reimbursed expenses as set forth in Mr. Trachtenberg's employment agreement (see "Employment Agreements" and "Compensation Committee Report on Executive Compensation").
(3)  Reflects pay out of $29,492 with respect to accrued vacation.
(4) Formula bonus as set forth in Mr. Reiss' employment agreement (see "Employment Agreements" and "Compensation Committee Report on Executive Compensation").
(5) Includes the extension of the term of a previously granted option to purchase 1,237,500 shares of common stock (see "Compensation Committee Report on Executive Compensation").
(6)  Reflects premiums paid for a life insurance policy.
(7) Includes the extension of the term of a previously granted option to purchase 123,750 shares of common stock (see "Compensation Committee Report on Executive Compensation").
(8)  Amount is in respect of services rendered in 2000.
(9) One-time cash bonus in connection with the commencement of Mr. Brandofino's employment (see "Compensation Committee Report on Executive Compensation").

OPTION GRANTS IN 2003

     The following table sets forth information regarding stock options granted pursuant to our stock option plan during 2003 to each of the named executive officers.

                                    PERCENT OF
                                   TOTAL OPTIONS
                        NUMBER OF   GRANTED TO     EXERCISE
                       UNDERLYING    EMPLOYEES     OR BASE                                 POTENTIAL REALIZABLE VALUE AT
                         OPTIONS     IN FISCAL      PRICE                                  ASSUMED ANNUAL RATES OF STOCK
NAME                     GRANTED     YEAR 2002   (PER SHARE)      EXPIRATION DATE       PRICE APPRECIATION FOR OPTION TERM
=====================  =========== ============= =========== ======================= ==========================================
                                                                                           0%           5%           10%
David Trachtenberg            --        --              --                                    --         --             --

Richard Reiss                 --        --              --                                    --         --             --

Leo Flotron                   --        --              --                                    --         --             --

Christopher Zigmont       50,000       8.1%             $2.68 August 5, 2013                $ --    $218,272      $347,561

Michael Brandofino       100,000       16.1%            $3.39 September 23, 2013            $ --    $552,195      $879,279

AGGREGATED OPTION EXERCISES IN FISCAL 2003 AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information concerning the value of unexercised in-the-money options held by the Named Executive Officers as of December 31, 2003.

                                      SHARES                     NUMBER OF SECURITIES UNDERLYING      $ VALUE OF UNEXERCISED
                                     ACQUIRED         VALUE                UNEXERCISED            IN-THE-MONEY OPTIONS AT FISCAL
NAME                                ON EXERCISE     REALIZED       OPTIONS AT FISCAL YEAR-END               YEAR-END
=================================  =============  ============  ================================= =================================
                                                                   EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
                                                                  =============  ===============  =============  ===============
David Trachtenberg                         --      $       --              --            --        $       --      $     --
Richard Reiss                         132,000      $  335,280       1,659,643            --        $       --      $     --
Leo Flotron                            33,000      $   93,720         927,500            --        $  747,713      $     --
Christopher Zigmont                        --      $       --         415,500            --        $   15,810      $     --
Michael Brandofino                         --      $       --         214,875        50,000        $   18,523      $     --

EMPLOYMENT AGREEMENTS

     We entered into employment agreements with our executive officers. The following is a summary of the material terms and conditions of such agreements and is subject to the detailed provisions of the respective agreements attached as exhibits to our filings with the Securities and Exchange Commission.

     EMPLOYMENT AGREEMENT WITH DAVID TRACHTENBERG

     We entered into an agreement with David Trachtenberg to serve as President and Chief Executive Officer having a three-year term commencing October 15, 2003. Under the agreement, Mr. Trachtenberg is entitled, in year one, two and three of his employment, to annual base compensation of $315,000, $345,000 and $375,000. Mr. Trachtenberg is also entitled to annual incentive compensation in an amount equivalent to 50% of his then annual base salary subject to the achievement of goals and metrics established by Mr. Trachtenberg and our Compensation Committee and updated on an annual basis. The agreement provides for an award of 360,000 restricted shares of our common stock, the fair value of which was determined to be $1,116,000. These restricted shares will be forfeited if Mr. Trachtenberg's employment with us is terminated for any reason, with risk of forfeiture lapsing with respect to 120,000 shares on each anniversary of the commencement of his employment. Mr. Trachtenberg is also entitled to reimbursement for the costs of a car to conduct company business and for parking his car in New York City. Under the agreement, we must secure and pay the premium on a $2,000,000 life insurance policy payable to Mr. Trachtenberg's designated beneficiary. Either we or Mr. Trachtenberg may terminate his employment at any time, for any reason or no reason; however, if Mr. Trachtenberg is terminated without cause or if he resigns for good reason or dies, he is entitled to one year of his then annual base salary, one year of his then annual incentive compensation, one year of continued reimbursement for his car and parking expenses and one year of accelerated vesting on the restricted shares granted under the employment agreement. If Mr. Trachtenberg's employment is terminated for cause or if he voluntarily resigns, he is entitled to his base salary and other benefits through the last day actually worked.

     EMPLOYMENT AGREEMENT WITH RICHARD REISS

     The employment agreement with Mr. Reiss, as amended, has a three-year term commencing January 1, 2001. Under the agreement, as amended, Mr. Reiss is entitled to base compensation of $330,000 and a discretionary bonus. The agreement provides for the grant of an option to purchase 300,000 shares of common stock under our 2000 Stock Incentive Plan, vesting in three equal annual installments.

     On October 14, 2003, we entered into an amended and restated employment agreement with Mr. Reiss in connection with his resignation as our Chief Executive Officer. Under the agreement, from October 14, 2003 to December 31, 2004, Mr. Reiss will assist our management in the development and marketing of our videoconferencing service and provide general executive level advice. Mr. Reiss is entitled to a salary of $82,500 for the period from October 1, 2003 through December 31, 2003, a salary of $150,000 for calendar year 2004 and a cash bonus of $50,000 upon execution of the amended agreement. The post-termination exercise period of Mr. Reiss' stock options granted under the 2000 plan was extended to 24 months after the expiration of his employment. Under the amended agreement, we are required to pay Mr. Reiss' car lease through its expiration on December 31, 2004, Mr. Reiss' cell phone monthly charges through December 31, 2004, the cost to maintain a Glowpoint videoconferencing connection and a business telephone line at Mr. Reiss' home through December 31, 2004, and premiums through December 31, 2004 on a $1.0 million life insurance policy payable to Mr. Reiss' designated beneficiary or estate. In addition, we are required to pay COBRA premiums to maintain Mr. Reiss' individual and family health insurance coverage for 18 months following the termination of Mr. Reiss' employment.

     EMPLOYMENT AGREEMENT WITH CHRISTOPHER ZIGMONT

     The employment agreement with Mr. Zigmont, our Executive Vice President, Finance and Chief Financial Officer, has a three-year term that commenced on January 1, 2001. Mr. Zigmont is entitled to base compensation of $190,000 in calendar year 2003, as well as to a discretionary bonus. The agreement provides for the grant of an option to purchase 150,000 shares under the 2000 plan, vesting in three equal annual installments. Mr. Zigmont continues to serve under the terms and at the annual base compensation of his expired amended employment agreement.

     EMPLOYMENT AGREEMENT WITH MICHAEL BRANDOFINO

     The employment agreement, as amended, with Mr. Brandofino, our Executive Vice President and Chief Technology Officer, has a three-year term that commenced on January 1, 2001. Mr. Brandofino is entitled to base compensation of $185,250 for calendar year 2003 and a discretionary bonus. Effective September 23, 2003, the agreement was further amended to reset base compensation for the period October 1, 2003 through December 31, 2003 at the annual rate of $225,000 and for the period January 1, 2004 through December 31, 2004 at the annual rate of $245,000. The agreement also provided for a one-time guaranteed bonus of $35,000, payable on October 1, 2003 and a grant of an option to purchase 100,000 shares under the 2000 Plan, vesting 50% on each of December 31, 2003 and 2004. In addition, Mr. Brandofino's agreement stipulates that if we enter into an agreement to merge or consolidate with one or more other corporations where we are not the surviving entity or a sale of substantially all of our assets during the term of the agreement and Mr. Brandofino realizes less than $200,000 from the exercise of all outstanding options, then he is entitled to a bonus in an amount equal to the difference between $200,000 and the amount realized.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

SCOPE OF THE COMMITTEE'S WORK

     The compensation committee of the board of directors has the authority and responsibility to establish our overall compensation strategy, including salary and bonus levels, and to review and make recommendations to the board with respect to the compensation of our executive officers. The compensation committee was established in 1999; prior thereto, compensation decisions and grants of stock options were made only by the full board.

EXECUTIVE COMPENSATION PHILOSOPHY AND POLICIES

     Our overall compensation philosophy is to provide a total compensation package that is competitive and enables us to attract, motivate, reward and retain key executives and other employees who have the skills and experience necessary to promote our short- and long-term financial performance and growth.

     The compensation committee recognizes the critical role of its executive officers in our growth and success to date and in our future prospects. Accordingly, our executive compensation policies are designed to (1) align the interests of executive officers with those of stockholders by encouraging stock ownership by executive officers and by making a significant portion of executive compensation dependent on our financial performance, (2) provide compensation that will attract and retain talented professionals, (3) reward individual results through base salary, annual cash bonuses, long-term incentive compensation in the form of stock options, restricted stock awards and various other benefits and (4) manage compensation based on skill, knowledge, effort and responsibility needed to perform a particular job successfully.

     In establishing salary, bonuses and long-term incentive compensation for its executive officers, the compensation committee takes into account both the position and the expertise of a particular executive, as well as the committee's understanding of competitive compensation for similarly situated executives in our sector of the technology industry.

EXECUTIVE COMPENSATION

     BASE SALARY. Salaries for executive officers for 2003 were generally determined by the compensation committee on an individual basis in connection with the determination of the terms of such executive's applicable employment agreement, based on the following criteria: the executive's scope of responsibility, performance, prior experience and salary history, as well as the salaries for similar positions at comparable companies.

     BONUS. The amount of bonuses paid to executives for 2003 was based on our financial results, special circumstances and, in the case of Mr. Reiss, the satisfaction of the conditions in the formula set forth in his employment agreement. Mr. Reiss received a cash bonus of $50,000 for 2003 as a result of satisfaction of those conditions. Mr. Zigmont received a cash bonus of $50,000 for 2003 in consideration for his efforts in connection with the sale of our Video Solutions business. Mr. Brandofino received a cash bonus of $35,000 in consideration for his execution of an amended employment agreement.

     LONG-TERM INCENTIVE AWARDS. The compensation committee believes that equity-based compensation in the form of stock options or restricted stock links the interests of executives with the long-term interests of our stockholders and encourages executives to remain in our employ. We grant stock options in accordance with our various stock option plans. Grants of options and/or restricted stock are awarded based on a number of factors, including the individual's level of responsibility, the amount and term of options already held by the individual, the individual's contributions to the achievement of our financial and strategic objectives, and industry practices and norms.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     Mr. Reiss served as our Chief Executive Officer through October 14, 2003. Mr. Trachtenberg became our Chief Executive Officer effective as of October 15, 2003.

     COMPENSATION OF DAVID TRACHTENBERG

     We entered into an agreement with David Trachtenberg to serve as President and Chief Executive Officer having a three-year term commencing October 15, 2003. Under the agreement, Mr. Trachtenberg is entitled, in year one, two and three of his employment to annual base compensation of $315,000, $345,000 and $375,000. Mr. Trachtenberg is also entitled to annual incentive compensation in an amount equivalent to 50% of his then annual base salary subject to the achievement of goals and metrics established by Mr. Trachtenberg and our Compensation Committee and updated on an annual basis. The agreement provides for an award of 360,000 restricted shares of our common stock, the fair value of which was determined to be $1,116,000. These restricted shares will be forfeited if Mr. Trachtenberg's employment with us is terminated for any reason, with risk of forfeiture lapsing with respect to 120,000 shares on each anniversary of the commencement of his employment. Mr. Trachtenberg is also entitled to reimbursement for the costs of a car to conduct company business and for parking his car in New York City. Under the agreement, we must secure and pay the premium on a $2,000,000 life insurance policy payable to Mr. Trachtenberg's designated beneficiary. Either we or Mr. Trachtenberg may terminate his employment at any time, for any reason or no reason; however, if Mr. Trachtenberg is terminated without cause or if he resigns for good reason or dies, he is entitled to one year of his then annual base salary, one year of his then annual incentive compensation, one year of continued reimbursement for his car and parking expenses and one year of accelerated vesting on the restricted shares granted under the employment agreement. If Mr. Trachtenberg's employment is terminated for cause or if he voluntarily resigns, he is entitled to his base salary and other benefits through the last day actually worked.

     COMPENSATION OF RICHARD REISS

     Mr. Reiss, who served as ACC's Chairman of the Board of Directors, President and Chief Executive Officer from its formation in 1991 until May 2000, and has served as Glowpoint's Chairman and Chief Executive Officer since its formation in May 2000 and as Glowpoint's President from May 2000 until April 2002, was paid a base salary of $330,000 in 2003. As noted above, he was also paid a cash bonus of $50,000 for his services in 2003.

     We entered into an employment agreement, as amended, with Mr. Reiss (see "Employment Agreements") pursuant to which he serves as Chief Executive Officer. Mr. Reiss's salary and other compensation and the terms of his employment agreement have been established by reference to the salaries and equity participations of chief executive officers of other companies in our industry and related industries, and in recognition of Mr. Reiss's unique skills and importance to our company.

     Under the employment agreement, as amended, Mr. Reiss is entitled to base compensation of $330,000 and a discretionary bonus in calendar year 2003. On October 14, 2003, we entered into an amended and restated employment agreement with Mr. Reiss in connection with Mr. Reiss' resignation as our Chief Executive Officer. Under the agreement, from October 14, 2003 to December 31, 2004, Mr. Reiss will assist our management in the development and marketing of our video conferencing service and provide general executive-level advice. Mr. Reiss is entitled to a salary of $82,500 for the period from October 1, 2003 through December 31, 2003, a salary of $150,000 for calendar year 2004 and a cash bonus of $50,000 upon execution of the amended agreement. The post-termination exercise period of Mr. Reiss' stock options granted under the 2000 plan was extended to 24 months after the expiration of his employment. Under the amended agreement, we are required to pay Mr. Reiss' car lease through its expiration on December 31, 2004, Mr. Reiss' cell phone monthly charges through December 31, 2004, the cost to maintain a Glowpoint video conferencing connection and a business telephone line at Mr. Reiss' home through December 31, 2004, and premiums through December 31, 2004 on a $1.0 million life insurance policy payable to Mr. Reiss' designated beneficiary or estate. In addition, we are required to pay COBRA premiums to maintain Mr. Reiss' individual and family health insurance coverage for 18 months following the termination of Mr. Reiss' employment.

INTERNAL REVENUE CODE SECTION 162(m) LIMITATION

     Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million per year paid to certain executive officers. The limitation applies only to compensation that is not considered to be performance-based. The non-performance based compensation paid to our executive officers in 2003 did not, in the case of any officer, exceed the $1 million per year limit. The compensation committee generally intends to limit the dollar amount of all non-performance based compensation payable to our executive officers to no more than $1 million per year.

Respectfully submitted,

Karen Basian (member since November 2003)
James Kuster (member until March 2004)
Michael Sternberg (member until November 2003)
Michael Toporek

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Karen Basian, James Kuster, Michael Sternberg and Michael Toporek served as members of the compensation committee of the board of directors during 2003. Mr. Hiltzik replaced Mr. Kuster as a member of the compensation committee on March 25, 2004. No member of the compensation committee was at any time during 2003 or at any other time our officer or employee. No member of the compensation committee served on the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the board or our compensation committee.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     We receive financial and tax services from Schneider & Associates LLP, an accounting firm in which Dean Hiltzik, one of our directors, is a partner. Since Mr. Hiltzik became a director of ACC on September 15, 1999, we have incurred fees of approximately $274,000 for services received from this firm, $24,000 of which were incurred in 2003. We also entered into a consulting agreement with Mr. Hiltzik, dated January 2, 2001, for the provision of tax and financial services for one year. Mr. Hiltzik received an option to purchase 30,000 shares of common stock at an exercise price of $3.94 per share pursuant to that agreement.

     We entered into a one-year consulting agreement, commencing July 22, 2002, with Lewis Jaffe, one of our directors, pursuant to which Mr. Jaffe served as a management consultant to our company in the areas of corporate development and investor relations. In consideration for these services, we granted Mr. Jaffe an option to purchase 50,000 shares of our common stock at an average exercise price of $3.00 per share vesting in ten installments of 5,000 shares per month commencing September 30, 2002. We entered into a one-year consulting agreement, dated September 21, 2001, with Mr. Jaffe pursuant to which Mr. Jaffe served as a management consultant to our company in the areas of corporate development and investor relations. In consideration for these services, we granted Mr. Jaffe an option to purchase 30,000 shares of our common stock at an exercise price of $5.16 per share.


           STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of common stock as of April 16, 2004 by each of the following:

     o each person (or group within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934) known by us to own beneficially 5% or more of the common stock;

     o    our directors and named executive officers; and

     o    all of our directors and executive officers as a group.

     As used in this table, "beneficial ownership" means the sole or shared power to vote or direct the voting or to dispose or direct the disposition of any security. A person is considered the beneficial owner of securities that can be acquired within 60 days of April 16, 2004 through the exercise of any option, warrant or right. Shares of common stock subject to options, warrants or rights which are currently exercisable or exercisable within 60 days of April 16, 2004 are considered outstanding for computing the ownership percentage of the person holding such options, warrants or rights, but are not considered outstanding for computing the ownership percentage of any other person. The amounts and percentages are based on 37,369,583 shares of common stock outstanding as of April 16, 2004.

                                                                                        Number of Shares        Percentage of
Name and address of beneficial owners(1)                                                    Owned(2)         Outstanding Shares
-------------------------------------                                                   ================   ======================

Executive Officers and Directors:

David Trachtenberg                                                                          360,000                 *
Richard Reiss                                                                             5,192,250 (3)            13.4%
Karen Basian                                                                                 85,000 (4)             *
Leo Flotron                                                                               1,323,500 (5)             3.5%
Dean Hiltzik                                                                                309,393 (6)             *
James Kuster                                                                                618,544 (7)             1.7%
Lewis Jaffe                                                                                 183,000 (8)             *
Michael Toporek                                                                             102,500 (9)             *
Christopher Zigmont                                                                         415,500 (10)            1.1%
Michael Brandofino                                                                          217,910 (11)            *

All directors and executive officers as a group (12 people)                               8,807,597 (12)           21.6%

5% Owners:

North Sound Capital LLC                                                                  2,924,998 (13)             7.9%
53 Forest Avenue, Suite 202
Old Greenwich, Connecticut  06870



                                       16

Royal Bank of Canada                                                                     1,975,904 (14)             5.3%
One Liberty Plaza
165 Broadway
New York, New York  10006

---------------
* Less than 1%
(1) Unless otherwise noted, the address of each person listed is c/o Glowpoint, Inc., 225 Long Avenue, Hillside, New Jersey 07205.
(2) Unless otherwise noted indicated by footnote, the named persons have sole voting and investment power with respect to the shares of common stock beneficially owned.
(3) Includes 1,659,643 shares subject to presently exercisable stock options and 82,500 shares held by a trust for the benefit of Mr. Reiss' children, of which he is the trustee.
(4)  Includes 5,000 shares subject to presently exercisable stock options.
(5)  Includes 927,500 shares subject to presently exercisable stock options.
(6)  Includes 88,200 shares subject to presently exercisable stock options.
(7) Includes 35,500 shares subject to presently exercisable stock options. Mr. Kuster's shares also include 498,044 shares held by Crest Communications Partners, LP and Crest Entrepreneurs Fund LP. Mr. Kuster is a managing director of Crest Communications Holdings, LLC and disclaims beneficial ownership of Glowpoint shares held by Crest Communications Partners, LP and Crest Entrepreneurs Fund LP.
(8)  Includes 183,000 shares subject to presently exercisable stock options.
(9)  Includes 22,500 shares subject to presently exercisable stock options.
(10) Includes 415,500 shares subject to presently exercisable stock options.
(11) Includes 214,875 shares subject to presently exercisable stock options.
(12) Includes 3,551,718 shares subject to presently exercisable stock options.
(13) Ownership information is based on the Schedule 13G filed by North Sound Capital Management, L.L.C. on December 31, 2003.
(14) Includes 333,334 shares of common stock which are issuable upon exercise of warrants and 833,333 of common stock which are issuable upon conversion of shares of Series B preferred stock. Steven Milke has voting and dispositive power over the Glowpoint securities held by Royal Bank of Canada. Ownership information is based on information provided by Royal Bank of Canada to us in connection with our registration statement on Form S-3 (File No. 333-114179).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires executive officers and directors and persons who beneficially own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10% stockholders are required by regulations of the Securities and Exchange Commission to furnish us with copies of all Section 16(a) reports they file.

     Based solely on our review of the copies of reports we received, or written representations that no such reports were required for those persons, we believe that, for 2003, all statements of beneficial ownership required to be filed with the Securities and Exchange Commission were filed on a timely basis except that reports on Forms 3 and 4 were late in being filed for each of Ms. Basian and Messrs. Brandofino, Hiltzik, Jaffe, Kuster, Toporek, Trachtenberg and Zigmont. The delay generally was the result of our administrative difficulties and was not the fault of any of the directors or executives. These reports reflected options granted to our non-employee directors for their attendance at meetings of the board of directors and audit committee, options and restricted shares of our common stock granted to some of our executives in consideration for their service to us, restricted shares of our common stock granted to an independent director, and the exercise of options where the grant had already been reported on a Section 16 (a) report.

                      EQUITY COMPENSATION PLAN INFORMATION

     The following table provides information regarding the aggregate number of securities to be issued under all of our stock options and equity-based plans upon exercise of outstanding options, warrants and other rights and their weighted-average exercise prices as of December 31, 2003. The securities issued under equity compensation plans not approved by security holders consist entirely of options issued with respect to individual compensation arrangements for officers, directors, consultants and one employee. Specifically, we issued most of these options to Richard Reiss, our Chairman and former Chief Executive Officer, and Leo Flotron, our former President and Chief Operating Officer, in connection with their employment agreements. We issued the remainder of these options to two consultants and two directors as compensation for services.


                                                                                                                   Number of
                                                                                                                   securities
                                                                                                                   remaining
                                                                                                                 available for
                                                                                                                     future
                                                                   Number of              Weighted-              issuance under
                                                                 securities to             average                  equity
                                                                 be issued upon          exercise price          compensation
                                                                   exercise                  of                       plans
                                                                 of outstanding          outstanding              (excluding
                                                                    options,               options,               securities
                                                                 warrants, and             warrants,             reflecting in
                                                                     rights               and rights               column (a))
                                                                    --------              --------                 --------
PLAN CATEGORY
Equity compensation plans approved by security holders             3,983,366                  $3.24                1,024,528
Equity compensation plans not approved by security holders         1,809,407                  $2.86                 --
                                                                 -----------               --------              -----------
Total                                                              5,792,773                  $3.12                1,024,528
                                                                 ===========               ========              ===========

                                PROPOSAL NO. 2 -
               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

GENERAL

     The audit committee, composed entirely of independent, non-employee members of the board of directors, has appointed the firm of BDO Seidman, LLP as independent auditors to audit the consolidated financial statements of our company and its subsidiaries for fiscal 2004 and is asking the stockholders for ratification of the appointment. Stockholder ratification is not required by our company's bylaws or under any other applicable legal requirement. If the stockholders do not approve the selection of BDO Seidman, the audit committee will reconsider the appointment.

     BDO Seidman has audited our company's consolidated financial statements since 2000. As our independent auditors, BDO Seidman would audit our consolidated financial statements for fiscal 2004 and perform audit-related services and consultation in connection with various accounting and financial reporting matters. BDO Seidman also performs certain non-audit services for our company. The audit committee has determined that the provision of the services provided by BDO Seidman as set forth herein are compatible with maintaining BDO Seidman's independence and the prohibitions on performing non-audit services set forth in the Sarbanes-Oxley Act and relevant Securities and Exchange Commission rules.

     BDO Seidman will have a representative present at the annual meeting who will be available to respond to appropriate questions. The representative will also have the opportunity to make a statement if he or she desires to do so.

AUDIT FEES

     BDO Seidman has billed us $151,334 in 2003 and $173,080 in 2002 in the aggregate for professional services rendered by it for the audit of our annual financial statements for the 2002 and 2003 fiscal years and the reviews of the financial statements included in our quarterly reports on Form 10-Q for the 2002 and 2003 fiscal years.

AUDIT-RELATED FEES

     BDO Seidman has billed us $49,733 in 2003 and $29,424 in 2002 in the aggregate for assurance and related services that are reasonably related to the performance of the audit and review of our financial statements that are not already reported in the paragraph immediately above. These fees were billed in connection with our filings with the Securities and Exchange Commission, consultation with respect to financial accounting pronouncements and attendance at audit committee and annual stockholder meetings.

TAX FEES

     BDO Seidman did not render any professional services to us for tax compliance, tax advice and tax planning in 2003 or 2002.

ALL OTHER FEES

     BDO Seidman has billed us $9,322 in 2003 and $0 in 2002 in the aggregate for all other services rendered to us. These fees were billed in connection with assistance provided relating to the sale of our Video Solutions business.

     In accordance with audit committee policy and the requirements of law, all services to be provided by BDO Seidman are pre-approved by the audit committee. Pre-approval includes audit services, audit-related services, tax services and other services. To avoid certain potential conflicts of interest, the law prohibits a publicly traded company from obtaining certain non-audit services from its auditing firm. We obtain these services from other service providers as needed.

REQUIRED VOTE AND BOARD RECOMMENDATION

     Approval of the independent auditor proposal requires the affirmative vote of a majority of the votes cast by holders of common stock present at the annual meeting in person or by proxy entitled to vote. The board of directors recommends that stockholders vote for the ratification of the selection of BDO Seidman as our independent auditors for the fiscal year ending December 31, 2004.

                             STOCK PERFORMANCE GRAPH

     The graph below compares the cumulative total stockholder return on our common stock with the cumulative total return on the Nasdaq National Market Index and a peer group selected by our company on an industry and line-of-business basis. The period shown commences on December 31, 1998 and ends on December 31, 2003, the end of our last fiscal year. The graph assumes an investment of $100 on December 31, 1998, and the reinvestment of any dividends.

     The comparisons in the graph below are based on historical data and are not indicative of, nor intended to forecast, future performance of our common stock.


                                [CHART OMITTED]

INDEXED STOCK QUOTES                12/31/1998     12/31/1999   12/31/2000   12/31/2001  12/31/2002   12/31/2003
Glowpoint, Inc.                        100.000       106.577       96.053      130.947      58.737       36.842
The Nasdaq National Market Index       100.000       185.585      112.671       88.950      60.907       91.366
Nasdaq Telecommunications Index        100.000       202.711       92.520       47.240      21.718       36.647


STOCK QUOTES                        12/31/1998     12/31/1999   12/31/2000   12/31/2001  12/31/2002   12/31/2003
Glowpoint, Inc.                          4.750         5.062        4.563        6.220       2.790        1.750
The Nasdaq National Market Index     2,192.690     4,069.310    2,470.520    1,950.400   1,335.510    2,003.370
Nasdaq Telecommunications Index        500.910     1,015.400      463.440      236.630     108.790      183.570

                      THIS PROXY IS SOLICITED ON BEHALF OF
                    THE BOARD OF DIRECTORS OF GLOWPOINT, INC.
                   FOR THE 2004 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 27, 2004

     The undersigned stockholder of GLOWPOINT, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and proxy statement, each dated April 27, 2004, and hereby appoints David C. Trachtenberg and Christopher Zigmont proxy, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2004 Annual Meeting of Stockholders of GLOWPOINT, INC. to be held on May 27, 2004 at 9:00 a.m., local time, at the Holiday Inn, 304 Route 22 West, Springfield, New Jersey 07081 and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

                (Continued and to be signed on the reverse side)

                         PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                                 GLOWPOINT, INC.

                                  MAY 27, 2004

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES IN PROPOSAL NO. 1, AND FOR RATIFICATION OF THE INDEPENDENT AUDITORS IN PROPOSAL NO. 2, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

1.   PROPOSAL NO. 1: ELECTION OF DIRECTORS:

       [ ] FOR all nominees listed below  [ ] WITHHOLD AUTHORITY to
                 (except as indicated)        vote for all nominees listed below

       Michael Toporek
       David C. Trachtenberg

     If you wish to withhold authority to vote for any individual nominee, write that nominee's name in the space below.

     ------------


2. PROPOSAL NO. 2: RATIFICATION OF BDO SEIDMAN, LLP AS GLOWPOINT'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2004:

       [ ] FOR   [ ] AGAINST            [ ] ABSTAIN



DATED: __________________, 2004

_________________________________
Signature

_________________________________
Signature

THIS PROXY SHOULD BE MARKED, DATED AND SIGNED BY THE STOCKHOLDER(S) EXACTLY AS HIS OR HER NAME APPEARS HEREON, AND RETURNED PROMPTLY IN THE ENCLOSED ENVELOPE. PERSONS SIGNING IN A FIDUCIARY CAPACITY SHOULD SO INDICATE. IF SHARES ARE HELD BY JOINT TENANTS OR AS COMMUNITY PROPERTY, BOTH SHOULD SIGN.

                                                                      Appendix A

                       CHARTER OF THE NOMINATING COMMITTEE

                               OF GLOWPOINT, INC.



                              AUTHORITY AND PURPOSE

         The Nominating Committee of Glowpoint, Inc. (the "Corporation") is appointed by the Corporation's Board of Directors (the "Board") to assist the Board in selecting nominees for election to the Board and to monitor the composition of the Board. The Nominating Committee (the "Committee") shall undertake those specific duties and responsibilities listed below and such other duties as the Board shall from time to time prescribe.

         The purpose of the Committee shall be to assess the performance of the Board and to make recommendations to the Board from time to time, or whenever it shall be called upon to do so, regarding nominees for the Board. All powers of the Committee are subject to the restrictions designated in the Corporation's By-laws and by applicable law.

                              COMMITTEE MEMBERSHIP

         The Committee members (the "Members") shall be appointed by the Board and will serve at the discretion of the Board. The Committee will consist of at least three (3) independent members of the Board. The Nominating Committee (the "Committee") shall be composed of members of the Corporation's Board of Directors (the "Board"). Unless otherwise directed by the Board, each Member shall serve until such Member ceases to serve as a member of the Board, or until his or her successor has been duly appointed by the Board.

                           DUTIES AND RESPONSIBILITIES

         The duties of the Committee shall include, without limitation, the following:

         (1)  Monitoring the size and composition of the Board.

         (2) Considering and making recommendations to the Board with respect to the nominations or elections of directors of the Corporation.

In considering potential new directors and officers, the Committee will review individuals from various disciplines and backgrounds. Among the qualifications to be considered in the selection of candidates are broad experience in business, finance or administration; familiarity with national and international business matters; familiarity with the Corporation's industry; and prominence and reputation. Since prominence and reputation in a particular profession or field of endeavor are what bring most persons to the Board's attention, there is the further consideration of whether the individual has the time available to devote to the work of the Board and one or more of its committees.

         A review is also to be made of the activities and associations of each candidate to ensure that there is no legal impediment, conflict of interest, or other consideration that might hinder or prevent service on the Board. In making its selection, the Committee will bear in mind that the foremost responsibility of a director of a Corporation is to represent the interests of the stockholders as a whole.

         The Committee shall periodically review and reassess the adequacy of this Charter and propose any changes to the Board for approval.

                               CONDUCT OF BUSINESS

         The Committee shall conduct its business in accordance with this Charter and any direction by the whole Board of Directors. The Committee shall report, at least annually, to the Board. Prior to the annual meeting of stockholders, the Committee will recommend to the Board the persons who will be the nominees of the Board of Directors for the election of whom the Board will solicit proxies. As part of this process, the Committee will consider candidates recommended by stockholders of the Corporation.

                                    MEETINGS

         The Committee will meet at least one time each year. The Committee may establish its own schedule which it will provide to the Board in advance.

                                     MINUTES

         The Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.